Exhibit 10.3

Dated                                                                                    2014

(1) MUST HAVE LIMITED

- and -

(2) THE PERSONS NAMED IN SCHEDULE 1

CORPORATE GUARANTEE

Mishcon de Reya Summit House 12 Red Lion Square London WC1R 4QD Tel: 020 7440 7000 Fax: 020 7404 5982 Ref: KEM/SS/43296.1 E-mail: sarah.spurling@mishcon.com

TABLE OF CONTENTS

No.	Heading	Page

1	DEFINITIONS AND Interpretation	3
2	Guarantee and indemnity	5
3	Restrictions on release and discharge	6
4	Non-Competition	7
5	ASSIGNMENT AND TRANSFER	8
6	PARTIAL INVALIDITY	8
7	Cumulative rights	9
8	COSTS	9
9	PAYMENTS	9
10	Notices	9
11	counterparts	10
12	Governing law and jurisdiction	10
Schedule 1 The BENEFICIARIES		11

THIS GUARANTEE is dated                                                                                                           2014

BY:

(1)	MUST HAVE LIMITED incorporated in England and Wales with company number 05101019 whose registered office is at Unit 14, Dale Street Industrial Estate, Radcliffe, Manchester M26 1AD (the Guarantor).

IN FAVOUR OF:

(2)	The persons whose names and addresses are set out in Schedule 1 (the Beneficiaries and each a Beneficiary)

BACKGROUND

(A)	The Principal has issued Loan Notes to the Beneficiaries in the aggregate amount of $11,000,000 under the terms of the Loan Note Instrument.

(B)
It is agreed that the Guarantor execute and deliver this Guarantee, guaranteeing the obligations of the Principal to the Beneficiaries pursuant to the Earn-out Consideration, the Loan Note Documents and the Registration Rights Agreement, on the terms more particularly set out below.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Guarantee (including in the Background) the following definitions apply:

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in the City of London.

Earn-out Consideration has the meaning given to that term in the Share Purchase Agreement.

Guaranteed Obligations means all the monies, debts, liabilities, Liquidated Damages and obligations which are from time to time due, owing or payable by the Principal to the Beneficiaries pursuant to:

(a)	the Share Purchase Agreement by way of the Earn-out Consideration;

(b)	the Loan Note Documents; and/or

(c)	the Registration Rights Agreement,

in any currency and whether present or future, actual or contingent and including (without limitation):

(a)
all costs, charges and expenses incurred by the Beneficiaries in connection with the protection, preservation or enforcement of its rights under or in connection with the Earn Out Consideration or the Loan Note Documents;

(b)	any refinancing, novation, refunding, deferral or extension of any of those obligations or liabilities;

(c)	any claim for Liquidated Damages or damages in connection with the Earn Out consideration, the Loan Note Documents or the Registration Rights Agreement;

(d)	all interest (including, without limitation, default interest) accruing in respect of those monies or liabilities; and

(e)	any amounts which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

Liquidated Damages means amounts in cash which the Principal is obligated to pay the Beneficiaries as liquidated damages upon an occurrence of:

(a)	an Event as defined in the Registration Rights Agreement for failure to file an initial registration statement in accordance with the Principal’s obligations in the Registration Rights Agreement; or

(b)
a Public Information Failure for breach of the Principal's undertaking in the Share Purchase Agreement to satisfy the current public information requirement under Rule 144(c) of the US Securities Act 1933.

Loan Note Documents means the Loan Notes and Loan Note Instrument.

Loan Note Instrument means the instrument dated on or about the date of this Guarantee pursuant to which the Loan Notes are, or are to be, constituted.

Loan Notes means the $11,000,000 secured loan notes due 2014 of the Principal issued to the Beneficiaries on or about the date of this Guarantee.

Other Security means any other Security or Rights from or against any person in respect of the Guaranteed Obligations.

Principal means Victory Electronic Cigarettes Corporation (a company registered in the State of Nevada, USA under number C13461-2004 whose registered office is at 11335 Apple Drive, Spring Lake, Michigan 49448, USA).

Relevant Documents means:

(a) the Loan Note Documents;

(b) the Share Purchase Agreement; and

(c) the Registration Rights Agreement.

Registration Rights Agreement means the Registration Rights Agreement entered into between the Principal and each of the Beneficiaries on the date of the Share Purchase Agreement.

Rights means any Security or any guarantee or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, right to retention of title, proof in liquidation or otherwise and whether from contribution or otherwise.

Security means any security, mortgage, charge (fixed or floating), pledge, lien, assignment, encumbrance or other security interest securing any obligation of any person or any deposit, note, right or remedy, or any other agreement having a similar effect.

Share Purchase Agreement means the share purchase agreement dated on or about the date of this Guarantee between the Principal and the Beneficiaries, pursuant to which inter alia the Principal shall acquire the entire issued share capital of the Guarantor from the Beneficiaries.

1.2	Clause and schedule headings do not affect the interpretation of this Guarantee.

1.3	A person includes a corporate or unincorporated body (whether or not having a separate legal personality).

1.4	Words in the singular shall include the plural and vice versa.

1.5
A reference to this Guarantee (or any specified provision of it) or any other document or agreement shall be construed as a reference to this Guarantee, that provision or that document or agreement as amended, varied, supplemented, extended, restated or novated from time to time.

1.6	Any undertaking, representation, warranty or indemnity by two or more parties binds them jointly and severally.

1.7
A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it and any former statute or statutory provision which it amends or re-enacts.

1.8	A reference to writing or written includes faxes but not e-mails.

1.9	References to clauses and schedules are to the clauses and schedules of this guarantee.

1.10	The expression the Guarantor, Principal or Beneficiary or any other person or party shall include a reference to that person's or party's successors in title and/or permitted assigns.

1.11	A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee.

2.	GUARANTEE AND INDEMNITY

2.1	In consideration of the Beneficiaries making or continuing to make credit, accommodation or time available to the Principal, the Guarantor hereby irrevocably and unconditionally jointly and severally:

2.1.1	guarantees to the Beneficiaries, as a continuing obligation, the proper and punctual payment, observance and performance by the Principal of all the Guaranteed Obligations; and

2.1.2
as principal debtor undertakes to each Beneficiaries that wherever the Principal does not pay or perform any of the Guaranteed Obligations when due, the Guarantor shall on demand from the Beneficiaries pay that amount to the relevant Beneficiary as if it was the principal obligor.

2.2
As a separate and independent obligation, the Guarantor agrees that if any principal obligation or liability of the Principal, which would have been within the Guaranteed Obligations had it been valid and enforceable, is not or ceases to be valid or enforceable against such Principal on any ground whatsoever, whether or not known to the Beneficiaries, the Guarantor shall nevertheless be liable to the Beneficiaries as a principal debtor by way of indemnity for the same amount as that for which the Guarantor would have been liable had the purported obligation or liability been fully valid and enforceable as a Guaranteed Obligation.  The Guarantor further agrees to keep the Beneficiaries fully indemnified against all damages, losses, costs and expenses arising from any failure by the Principal to perform or discharge any such purported obligation or liability. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 2.1 if the amount claimed had been recoverable on the basis of a guarantee.

3.	RESTRICTIONS ON RELEASE AND DISCHARGE

3.1	Action or inaction by the Beneficiaries

The Beneficiaries may, without the consent of or notice to the Guarantor and without affecting the Guarantor’s liability to the Beneficiaries under this Guarantee, do any of the following:

(a)
renew, extend, increase, discontinue, reduce or otherwise vary in any way any financial accommodation made available to the Principal or any other person or extend or vary the purposes for which financial accommodation is granted or grant to the Principal or any other person for any purpose any new facility or financial accommodation;

(b)	increase or otherwise vary the rate of interest, fees or charges payable by the Principal or any other person to the Beneficiaries;

(c)	give the Principal or any other person any time, consideration, release, waiver or consent or make any concession to or compound with the Principal or any other person; or

(d)
enter into, renew, vary, supplement, extend, rescind or terminate any agreement, including any of the Relevant Documents, or any other arrangement with the Principal or any other person or take, renew, vary, release or refrain from taking, perfecting or enforcing any present or future security, guarantee, indemnity or other rights granted by or available from any other Principal or any other person or refrain from observing any formality or other requirement in respect of any instrument or fail to realise the full value of any Security.

3.2	Restrictions on release

The Guarantor agrees that its liability under this Guarantee shall not be released or discharged, nor shall any of its obligations be diminished, prejudiced or affected, by reason of any of the following:

3.2.1
the liquidation, insolvency, entering into administration or bankruptcy of the Principal or the presentation of a petition for the making of an administration order or a winding up order in respect of the Principal, or the Principal becoming subject to a company voluntary arrangement or scheme of arrangement or undergoing a merger or amalgamation or any change in its name or constitution or any analogous proceedings in any jurisdiction;

3.2.2	the Beneficiaries having or taking or failing to take Other Security;

3.2.3	any Other Security being or becoming invalid or unenforceable for any reason;

3.2.4
any failure by the Beneficiaries to enforce or perfect (or delay by the Beneficiaries in enforcing) any Other Security or any amendment, exchange, variation, waiver or release of or in relation to any Other Security;

3.2.5	the giving of any time, indulgence, waiver or concession to the Principal or any other person or the making of any compromise or arrangement with the Principal or any other person;

3.2.6
any amendment or variation of the Relevant Documents or any of the terms of any of the Guaranteed Obligations (however fundamental) or any other document which creates, evidences or gives rise to any Guaranteed Obligation; or

3.2.7	anything which would not have discharged or affected or prejudiced the Guarantor's liability if the Guarantor had been a principal debtor to the Beneficiaries instead of a surety.

3.2.8
any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Beneficiaries may have now or in the future from or against the Principal or any other person in respect of the Guaranteed Obligations;

3.2.9
any act or omission by the Beneficiaries, or any other person in taking up, perfecting or enforcing any security or guarantee from or against the Beneficiaries or any other person or the invalidity or unenforceability of any such security or guarantee;

3.2.10	any arrangement or compromise entered into between the Beneficiaries and the Principal or any other person; and

3.2.11	the invalidity, illegality, unenforceability, irregularity or frustration of the Guaranteed Obligations.

3.3	Guarantor intent

Without prejudice to the generality of Clauses 3.1 (Action or Inaction by the Beneficiaries) or 3.2 (Restrictions on Release), the Guarantor confirms that its obligations under this Guarantee will extend from time to time to any variation, increase, extension or addition of or to any of the agreements or arrangements comprising the Guaranteed Obligations.

3.4	Immediate recourse

3.4.1
The Guarantor waives any rights it may have of first requiring the Beneficiaries to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Guarantor under Clause 2 (Guarantee and Indemnity).

3.4.2	The Beneficiaries shall take all reasonable steps to mitigate any amounts payable by the Guarantor under this Guarantee.

3.5	Reinstatement

Any release, discharge or settlement between the Beneficiaries and the Guarantor in relation to this Guarantee shall be subject to the condition that it shall be of no effect if any payment or discharge of any of the Guaranteed Obligations by the Principal or any other person shall be avoided, invalidated or reduced by virtue of any enactment or rule of law.  If there should be any such avoidance, invalidation or reduction, the Beneficiaries shall be entitled to enforce this Guarantee subsequently against the Guarantor so as to recover from the Guarantor the full value of the payment avoided, invalidated or reduced as if the release, discharge or settlement had not occurred.  Similarly, any release, discharge or settlement in relation to this Guarantee which is avoided, invalidated or reduced by virtue of any enactment or rule of law shall not affect the right of the Beneficiaries to enforce any other Security against the Guarantor.

3.6	Preservation of security and rights

This Guarantee is in addition to any Other Security or Rights held at any time by the Beneficiaries or any other person in connection with the Guaranteed Obligations and will not merge with or prejudice or be prejudiced by any such guarantee, security, indemnity or rights.

3.7	Continuing Guarantee

This Guarantee is a continuing guarantee notwithstanding any intermediate payment or settlement of all or any of the Guaranteed Obligations, will extend to the ultimate balance of sums payable by the Principal to the Beneficiaries and is in addition to any other right, remedy or security of whatever sort which the Beneficiaries may hold at any time for the Guaranteed Obligations or any other obligation whatsoever and will not be affected by any release, reassignment or discharge of such other right remedy or action.

4.	NON-COMPETITION

4.1	Non-Competition

Prior to the date on which the Guaranteed Obligations are unconditionally and irrevocably paid in full the Guarantor shall not:

4.1.1
take or receive the benefit of any Security or Rights of whatsoever nature from (i) the Principal in respect of the Principal's counter-indemnity obligations to the Guarantor arising in relation to this Guarantee or in respect of any other obligations to the Guarantor howsoever arising and (ii) from any co-surety in respect of any obligation on the part of the co-surety to indemnify the Guarantor in relation to the Guarantee or in respect of any other obligation howsoever arising;

4.1.2
be subrogated to any rights of the Beneficiaries or Security held by the Beneficiaries on account of the Guaranteed Obligations and/or the obligations of any co-surety by reason of any payment made (or liable to be made) by the Guarantor under this Guarantee; or

4.1.3
claim, receive or take the benefit of any payment from or on account of the Principal or any co-surety or be entitled to any right of contribution or indemnity from the Principal or any co-surety or claim, rank, prove or vote as a creditor of the Principal or any co-surety or exercise any right of set-off against the Principal or any co-surety, in each case by reason of any payment made (or liable to be made) by the Guarantor under this Guarantee.

4.2	Beneficiaries as creditor

If the Principal is wound up or reconstructed in insolvency proceedings, or such Principal makes any composition or arrangement with its creditors, then notwithstanding any payment which may have been made under this Guarantee, the Beneficiaries may rank as creditors and prove for the full amount of the Guaranteed Obligations.  Any dividends or payments which the Beneficiaries may receive from such Principal or its estate or any other person shall be taken and applied as payments in gross and shall not prejudice the right of the Beneficiaries to recover from the Guarantor to the full extent of the security hereby created the ultimate balance of the Guaranteed Obligations which, after the receipt of such dividends or payments, remains outstanding.

4.3	Direction of application

The Guarantor may not direct the application by the Beneficiaries of any moneys received by the Beneficiaries from the Guarantor or on account of the Guarantor's liability under this Guarantee and the Beneficiaries may appropriate all payments received in respect of the Guaranteed Obligations in reduction of any part of the Guaranteed Obligations as the Beneficiaries decides.

4.4	Security in trust

Any Security or Rights that are or have been taken by the Guarantor or the benefit of which have been received by the Guarantor and the proceeds of any payment received by the Guarantor, in each case in breach of this Clause 4 (Non-Competition) shall be held in trust for the Beneficiaries.

4.5	Perpetuity Period

The trusts created by this Guarantee have a perpetuity period of 125 years.

5.	ASSIGNMENT AND TRANSFER

5.1	Assignment by the Beneficiaries

Other than in connection with a transfer of a Beneficiary’s rights under the Loan Note Instrument no Beneficiary may assign any of its rights or transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of these rights or obligations passing to another person.

5.2	Assignment by the Guarantor

The Guarantor may not assign any of its rights or transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of these rights or obligations passing to another person.

6.	PARTIAL INVALIDITY

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.	CUMULATIVE RIGHTS

All powers of the Beneficiaries shall be cumulative and any express power conferred on the Beneficiaries under this Guarantee may be exercised without prejudicing or being limited by any other express or implied power of the Beneficiaries.

8.	COSTS

The Guarantor shall, on demand by the Beneficiaries, pay or reimburse (on a full indemnity basis) to the Beneficiaries all costs charges and expenses of whatsoever nature (including, without prejudice to the generality of the foregoing, legal fees and disbursements) which the Beneficiaries or its agents may incur in protecting or preserving, exercising or enforcing its rights and/or powers under this Guarantee or attempting to do so which costs, charges and expenses shall form part of the Guaranteed Obligations.

9.	PAYMENTS

9.1	Manner of payment

All payments to be made under this Guarantee shall be made in the currency and manner and at the place in and at which the relevant Guaranteed Obligations are to be paid or performed.

9.2	No deductions

All payments to be made under this Guarantee shall be made in full:

9.2.1	without any set-off or counterclaim; and

9.2.2	without any deduction or withholding, except as required by applicable law.

9.3	Currency conversion

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Guarantor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation thereto, the Guarantor shall indemnify and hold harmless the Beneficiaries from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Beneficiaries may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

9.4	Separate debt

Any amount due from the Guarantor under Clause 9.3 (Currency conversion) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10.	NOTICES

10.1	Any notice or other communication given or made in connection with this Guarantee must be in writing and in English.

10.2
Any demand for payment and any other demand, notice, consent or communication in writing made by the Beneficiaries hereunder must be served by delivering it personally or sending it by pre-paid recorded or special delivery (or pre-paid international recorded airmail if being sent to or from a place outside the United Kingdom) to the address set out on page 1 (or any other address as may be notified by at least five Business Days' notice in writing from time to time by the relevant party to the other parties in accordance with this Clause 10).

10.3	Provided that it has been correctly addressed as set out in clause 10.2, the notice or communication will (in the absence of earlier receipt) be deemed to have been received:

10.3.1	if delivered personally, at the time of delivery; and

10.3.2	in the case of pre-paid first class post, two Business Days after the date of posting or in the case of airmail five Business Days after the date of posting,

Provided that if receipt would under this clause be deemed to occur outside 9.30 a.m. to 5.30 p.m. (London time) on a Business Day (Working Hours) the notice or communication will instead be deemed to have been received at the start of the next period of Working Hours.

11.	COUNTERPARTS

This Guarantee may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

12.	GOVERNING LAW AND JURISDICTION

12.1	Governing Law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

12.2	Jurisdiction of English courts

12.2.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a Dispute).

12.2.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

In Witness whereof this Guarantee has been executed by the parties and is intended to be and is hereby delivered as a deed the day and year first above written.

SCHEDULE 1

THE BENEFICIARIES

GUARANTOR

EXECUTED as a deed and DELIVERED when dated by MUST HAVE LIMITED acting by a director in the presence of:	Signature
Director

Witness signature
Name (in BLOCK CAPITALS)
Address

BENEFICIARIES

SIGNED as a deed by in the presence of:	Signature
Witness signature
Name (in BLOCK CAPITALS)
Address

SIGNED as a deed by in the presence of:	Signature
Witness signature
Name (in BLOCK CAPITALS)
Address

SIGNED as a deed by in the presence of:	Signature
Witness signature
Name (in BLOCK CAPITALS)
Address

SIGNED as a deed by in the presence of:	Signature
Witness signature
Name (in BLOCK CAPITALS)
Address